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                                                                     EXHIBIT 5.1

                                 March 17, 1998



Board of Directors
INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
9162 Eton Avenue
Chatsworth, California 91311

        Re: International Remote Imaging Systems, Inc., a Delaware corporation (the "Company")

Gentlemen:

        We have acted as the Company's counsel in connection with the preparation and filing of that certain Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission in connection with the registration of 1,034,983 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock").

        The Shares consist of the following:

               (i) 210,450 shares of Common Stock previously issued upon the exercise of the Company's Series D Warrants;

               (ii) up to 370,900 shares of Common Stock issuable in the future upon the exercise of the Company's Series D Warrants;

               (iii) up to 63,000 shares of Common Stock issuable in the future upon the exercise of the Company's Series E Warrants;

               (iv) up to 280,633 shares of Common Stock issuable in the future upon the exercise of the Company's Series F Warrants;

               (v) up to 10,000 shares of Common Stock issuable in the future upon the exercise of one warrant issuable to M. Kane & Co. under an existing contractual arrangement; and



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March 17, 1998
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               (vi)   up to 100,000 shares of Common Stock issuable upon the
                      exercise of three warrants previously issued to City National Bank by the Company during 1997.

        As such counsel, we have examined such matters and documents as we have deemed necessary or relevant as a basis for this opinion. Based on these examinations, it is our opinion that the Shares described above in clause "(i)" have been legally issued and are fully paid and non-assessable, and the Shares described in clauses "(ii)" through "(vi)" above, when issued and paid for in the accordance with the terms of the applicable warrant certificate, will be legally issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters."

                                        Very truly yours,

                                        /s/ GUTH ROTHMAN & CHRISTOPHER LLP

                                        Guth Rothman & Christopher LLP